EXHIBIT 24.3


ARTHUR ANDERSEN & CO.
801 Second Avenue, Suite 800
Seattle, WA  98104
(206) 623-8023



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 11-K of our report dated May 6, 1994, included in Registration Statement File No. 33-34511. It should be noted that we have not audited any financials statements of the plan subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report.




Arthur Andersen & Co.
Seattle, Washington,
May 26, 1994.